Exhibit 99.3

Cryo-Cell International, Inc. (“the Company” or “Cryo-Cell”) entered into an asset purchase agreement with Cord:Use Cord Blood Bank, Inc., (“Cord:Use”), pursuant to which the Company acquired certain assets from Cord:Use for total consideration of $14,000,000 on June 11, 2018 (“Acquisition”).

The unaudited preliminary proforma condensed combined balance sheet as of February 28, 2018 is based on the historical consolidated financial statements of the Company and the impact that the addition of the Assets is expected to have on the Company’s financial position. The unaudited proforma condensed combined statement of operations for the year ended November 30, 2017 gives effect to the Acquisition as if it occurred at the beginning of the period and combines the audited consolidated statement of operations of Cryo-Cell for the year ended November 30, 2017 with Cord: Use’s audited statement of operations for the year ended December 31, 2017. The unaudited proforma condensed combined statement of operations for the three months ended February 28, 2018, combines the unaudited consolidated statement of operations of Cryo-Cell for the three months ended February 28, 2018, with Cord: Use’s unaudited statement of operations for the three months ended March 31, 2018. The unaudited pro forma condensed combined statement of operations for the three months ended February 28, 2018 give effect to the merger as if the merger was consummated at the beginning of the period. In addition, the Unaudited Pro Forma Condensed Combined Balance Sheet does not purport to project the future financial position of the Company post-Acquisition.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combination (“ASC 805”) pursuant to which the total purchase price of the Acquisition will be allocated to the net assets acquired based upon their estimated fair values of the date of the completion of the Acquisition.

The unaudited proforma condensed financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and Cord:Use’s historical information included herein.

The unaudited proforma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited proforma combined financial statements are preliminary and may be revised.

Unaudited Pro Forma Combined Balance Sheet

	Cryo-Cell	Cord:Use	Net		Cryo-Cell
	February 28,	March 31,	Pro Forma		& Cord:Use
	2018	2018	Adjustments		(Pro Forma)
ASSETS

Current Assets
Cash and cash equivalents	$6,991,401	$555,214	$(2,055,214	) (a)	$5,491,401
Marketable securities	586,230	—	—		586,230
Accounts receivable, net	4,927,751	215,827	—		5,143,578
Prepaid expenses	298,100	183,476	—		481,576
Inventory, net	374,442	15,898,037	—		16,272,479
Other current assets	213,817	—	—		213,817

Total current assets	13,391,741	16,852,554	(2,055,214)		28,189,081

Property and Equipment-net	1,086,954	590,276	—		1,677,230

Other Assets
Restricted Cash	—	30,005	(30,005	)(a)	—
Investment	—	303,000	—		303,000
Intangible assets, net	415,272	157,229	801,000	(b)	1,373,501
Goodwill	—	—	1,746,518	(c)	1,746,518
Deferred tax assets	6,988,056	—	—		6,988,056
Deposits and other assets, net	28,888	—	—		28,888

Total other assets	7,432,216	490,234	2,517,513		10,439,963

Total assets	$21,910,911	$17,933,064	$462,299		$40,306,274

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$1,197,918	$3,003,083	$(3,003,083	)(d)	$1,197,918
Accrued expenses	2,865,447	629,222	(629,222	)(d)	2,865,447
Advance from buyer	—	700,000	(700,000	)(d)	—
Current portion of note payable	2,000,000	2,725,000	(2,725,000	)(e)	2,000,000
Current portion of capital lease obligation	—	75,169	(75,169	)(d)	—
Deferred revenue	7,249,160	585,567	(585,567	)(d)	7,249,160

Total current liabilities	13,312,525	7,718,041	(7,718,041)		13,312,525

Other Liabilities
Deferred revenue, net of current portion	16,707,878	2,295,856	(1,098,748	)(l)	17,904,986
Capital lease obligation, less current portion	—	102,044	(102,044	)(d)	—
Note payable, net of current portion and debt issuance costs	4,821,885	419,900	8,580,100	(e)	13,821,885
Contingent consideration	—	—	4,698,255	(k)	4,698,255
Long-term liability - revenue sharing agreements	1,425,000	—	—		1,425,000

Total other liabilities	22,954,763	2,817,800	12,077,363		37,850,126

Total liabilities	36,267,288	10,535,841	4,359,522		51,162,651

Stockholders’ Deficit
Preferred stock	—	—	—		—
Preferred stock A	—	148,439	(148,439	)(f)	—
Preferred stock B	—	56,356	(56,356	)(f)	—
Preferred stock C	—	8,750	(8,750	)(f)	—
Series A Junior participating preferred stock	—	—	—		—
Common stock	129,008	747,169	(742,514	)(f)	133,663
Additional paid-in capital	31,930,880	47,845,032	(44,349,687	)(f)	35,426,225
Treasury stock, at cost	(19,571,113)	—	—		(19,571,113)
Accumulated other comprehensive income	159,611	—	—		159,611
Accumulated deficit	(27,004,763)	(41,408,523)	41,408,523	(f)	(27,004,763)

Total stockholders’ deficit	(14,356,377)	7,397,223	(3,897,223)		(10,856,377)

Total liabilities and stockholders’ deficit	$21,910,911	$17,933,064	$462,299		$40,306,274

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended

	Cryo-Cell	Cord:Use			Cryo-Cell
	February 28,	March 31,	Pro Forma		& Cord:Use
	2018	2018	Adjustments		(Pro Forma)
Revenue:
Processing and storage fees	$6,200,067	$926,727	$—		$7,126,794
Research unit sales	—	39,950	—		$39,950
Cord blood stem cell unit revenues	—	128,000	—		$128,000
Product revenue	28,051	—	—		28,051

Total revenue	6,228,118	1,094,677	—		7,322,795

Costs and Expenses:
Cost of sales	1,601,508	841,032	—		2,442,540
Selling, general and administrative expenses	3,589,519	997,512	—		4,587,031
Research, development and related engineering	13,409	—	—		13,409
Depreciation and amortization	36,545	—	14,167	(g)	50,712

Total costs and expenses	5,240,981	1,838,544	14,167		7,093,692

Operating Income	987,137	(743,867)	(14,167)		229,103

Other Expense:
Other expense	(33,565)	—	—		(33,565)
Interest expense	(280,977)	(129,247)	23,109	(h)	(387,115)

Total other expense	(314,542)	(129,247)	23,109		(420,680)

Income before income tax expense	672,595	(873,114)	8,942		(191,577)
Income tax expense	(3,202,667)	—	(2,513	)(i)	(3,205,180)

Net (Loss) Income	$(2,530,072)	$(873,114)	$6,429		$(3,396,757)

Net loss per common share - basic	$(0.36)				$(0.45)

Weighted average common shares outstanding - basic	7,105,135		465,426	(j)	7,570,561

Net loss per common share - diluted	$(0.36)				$(0.45)

Weighted average common shares outstanding - diluted	7,105,135		465,426	(j)	7,570,561

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended

	Cryo-Cell	Cord:Use			Cryo-Cell
	November 30,	December 31,	Pro Forma		& Cord:Use
	2017	2017	Adjustments		(Pro Forma)
Revenue:
Processing and storage fees	$23,939,033	$3,656,731			$27,595,764
Research unit sales	—	157,465			157,465
Cord blood stem cell unit revenues	—	1,388,000			1,388,000
Federal funding program reimbursement	—	62,757			62,757
Licensee and royalty income	1,003,056	—			1,003,056
Product revenue	442,190	—			442,190

Total revenue	25,384,279	5,264,953	—		30,649,232

Costs and Expenses:
Cost of sales	6,724,391	3,639,874			10,364,265
Selling, general and administrative expenses	13,480,883	4,037,548			17,518,431
Research, development and related engineering	41,165	—			41,165
Depreciation and amortization	131,614	—	56,668	(g)	188,282

Total costs and expenses	20,378,053	7,677,422	56,668		28,112,143

Operating Income	5,006,226	(2,412,469)	(56,668)		2,537,089

Other Expense:
Other expense	(79,873)	—			(79,873)
Interest expense	(1,302,650)	(432,792)	119,939	(h)	(1,615,503)

Total other expense	(1,382,523)	(432,792)	119,939		(1,695,376)

Income (Loss) before income tax (expense) benefit	3,623,703	(2,845,261)	63,271		841,713
Income tax (expense) benefit	(1,308,603)	—	(23,809	)(i)	(1,332,412)

Net Income (Loss)	$2,315,100	$(2,845,261)	$39,462		$(490,699)

Net income per common share - basic	$0.33				$(0.07)

Weighted average common shares outstanding - basic	7,062,870		465,426	(j)	7,528,296

Net income per common share - diluted	$0.30				$(0.06)

Weighted average common shares outstanding - diluted	7,652,984		465,426	(j)	8,118,410

CRYO-CELL INTERNATIONAL, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited proforma condensed combined financial statements and related notes were prepared in accordance with GAAP in the United States and pursuant to the Securities and Exchange Commission’s Article 11 of Regulation S-X. The unaudited proforma condensed combined financial statements are based on Cryo-Cell’s and Cord:Use’s historical consolidated financial statements to give effect to the Acquisition.

The proforma condensed financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed combined proforma financial information does not reflect the realization of any expected cost savings or other synergies from the Acquisition as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 – Accounting policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Cryo-Cell’s financial statements as of and for the year ended November 30, 2017. The Company performed certain procedures for the purpose of identifying any material differences in significant accounting policies between Cryo-Cell and Cord:Use, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by the Company involved a review of Cord:Use’s audited financial statements and footnotes to those financial statements, including those disclosed for the year ended December 31, 2017 and discussion with Cord:Use’s management and public audit firm. Management does not believe there are any differences in the accounting policies of Cryo-Cell and Cord:Use that would result in material adjustments to Cryo-Cell’s consolidated financial statements as a result of conforming Cord:Use’s accounting policies to those of Cryo-Cell.

Note 3 – Allocation of Purchase Price

On June 11, 2018, Cryo-Cell completed its acquisition of substantially all of the assets (the “Cord Purchase”) of Cord:Use, in accordance with the definitive Asset Purchase Agreement between Cryo-Cell and Cord:Use (the “Purchase Agreement”), including without limitation Cord:Use’s inventory of public cord blood units existing as of the closing date (the “Public Cord Blood Inventory”) and Cord:Use’s shares of common stock of Tianhe Stem Cell Biotechnologies, Inc., an Illinois corporation (the “Tianhe Capital Stock”). Cord:Use was in the business of public and private cord blood and tissue, collection, processing, storage and banking.

The aggregate consideration payable at closing under the Purchase Agreement was $14,000,000, with $10,500,000 paid in cash and the balance paid through the delivery to Seller of 465,426 shares of Cryo-Cell’s common stock, par value $0.01 per share (“Common Stock”), at $7.52 per share. In addition, Cryo-Cell assumed certain limited liabilities incurred by Cord:Use in connection with its business that were unpaid as of the closing date and that directly relate to the services to be provided after closing by Cryo-Cell. Cryo-Cell also assumed certain of Cord:Use’s contracts and the obligations arising therefrom after the closing.

Additionally, Cord:Use is entitled to an earnout from Cryo-Cell’s sale of the Public Cord Blood Inventory from and after closing. Each calendar year after the closing, Cryo-Cell shall pay to Cord:Use

75% of all gross revenues, net of any returns, received from the sale of public cord blood inventory in excess of $500,000. Such payments shall be made quarterly, within 30 days of the end of the last month of each calendar quarter, until the public cord blood inventory is exhausted. In addition, each calendar year after closing, until the public cord blood inventory is exhausted, for every $500,000 of retained gross revenues, net of any returns, received and retained by Cryo-Cell in excess of the initial $500,000 retained by Cryo-Cell during such year, Cryo-Cell shall deliver $200,000 worth of Cryo-Cell Common stock to Cord:Use, up to an aggregate value of $5,000,000. Cord:Use is also entitled to a portion of the gross profits generated, or deemed to have been generated, by Cryo-Cell from its ownership of the Tianhe Capital Stock.

The following summarizes the fair value of the consideration of the Acquisition:

Consideration
Cash	$10,500,000
Cryo-Cell common stock	3,500,000
Cord blood inventory earnout	4,698,255

Consideration	$18,698,255

The following summarizes the preliminary allocation of the total purchase price for the Acquisition:

Accounts receivable	$215,827
Inventory	15,898,037
Prepaid expenses	183,476
Property and equipment	590,276
Other asset - Tiahne capital stock	303,000
Brand	31,000
Customer relationships	770,000
Other intangible assets	157,229
Deferred revenue	(1,197,108)

Total identifiable net assets acquired	16,951,737

Goodwill	1,746,518

Total	$18,698,255

Note 4 – Proforma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Cash and cash equivalents and restricted cash - Represents the preliminary net adjustment to cash and restricted cash in connection with the Acquisition including the cash portion of the purchase price of $10,500,000 related to the Acquisition and the elimination of $585,219 not acquired by Cryo-Cell and $9,000,000 of additional borrowings.

(b) Intangible assets - Adjustment reflects the preliminary fair market value related to the identifiable intangible assets acquired and the related amortization. As part of the preliminary valuation analysis, the Company identified intangible assets, including Cord:Use’s brand and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires estimates of the expected future cash flows and deemed royalty rates, as well as estimates of useful lives of long-lived assets.

(c) Goodwill - Goodwill represents the excess of consideration transferred over the preliminary fair value of the assets acquired as described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event the Company determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of impairment during the period in which the determination is made. The goodwill is attributable to the expected synergies of the combined business operations and new growth opportunities.

(d) Current and long-term liabilities – Adjustments reflect the elimination of Cord:Use’s current and long-term liabilities as they were not included in the Acquisition.

(e) Current and long-term portion of notes payable – Adjustments reflect the additional borrowings of $9,000,000 to fund the Acquisition of Cord:Use along with interest expense and debt issuance costs adjustments related to additional borrowings and the elimination of $2,725,000 and $419,900, representing the current and long-term portion of the note payable, respectively, not assumed by Cryo-Cell.

(f) Stockholder’s deficit – Adjustment reflects the elimination of Cord:Use’s common stock, preferred stock and additional-paid in capital which were not acquired by the Company.

(g) Depreciation and amortization expense – Adjustment reflects the increase in amortization expense due to the identifiable intangible assets acquired. As part of the preliminary valuation analysis, the Company identified intangible assets, including Cord:Use’s brand and customer relationships.

(h) Interest expense – Adjustment reflects the increase in interest expense and debt issuance costs related to additional borrowings used in the acquisition of Cord:Use and the elimination CordUse’s expense since the debt was not acquired.

(i) (Benefit) provision for corporate income taxes - Adjustment reflects the tax effects of the pro forma adjustments made to the pro forma statement of operations calculated at the combined federal and state statutory rate of 37.63% for the year ended November 30, 2017 and 28.10% for the quarter ended February 28, 2018.

(j) Weighted average commons shares outstanding (basic and diluted)- Adjustment reflects increase in the Company’s common shares outstanding as a result 465,426 being issued to Cord:Use as part of the purchase price ($3,500,000).

(k) Contingent consideration – Adjustment reflects the preliminary estimate of the earnout Cord:Use is entitled to from Cryo-Cell’s sale of the Public Cord Blood Inventory as described in Note 3.

(l) Deferred revenue – Adjustment reflects the increase due to the present value of the long-term pre-paid storage plans being assumed and the elimination of the remaining deferred revenue.